       As filed with the Securities and Exchange Commission on May 10, 2000

                                                  Registration No. _____________

===============================================================================
                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                       ------------------------------------
                                     FORM S-8
                              REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933
                      --------------------------------------

              Exact Name of the Registrant:  PACCAR INC
                    State of Incorporation:  DELAWARE
        I.R.S. Employer Identification No.:  91-0351110
              Address of Principal Offices:  777 - 106TH AVENUE N.E.
                                             BELLEVUE, WASHINGTON 98004
                          Telephone Number:  (425) 468-7400
                    Full Title of the Plan:  PACCAR INC RESTRICTED STOCK AND
                                             DEFERRED COMPENSATION PLAN FOR
                                             NON-EMPLOYEE DIRECTORS
                  Agent's Name and Address:  JANICE M. D'AMATO
                                             PACCAR INC
                                             777 - 106TH AVENUE N.E.
                                             BELLEVUE, WASHINGTON 98004
                          Telephone Number:  (425) 468-7431
===============================================================================
                          CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

 Title of securities to       Amount to be          Proposed maximum       Proposed maximum           Amount of
     be registered             registered            offering price       aggregate offering      registration fee
                                                       per share                 price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
  Common Stock, $1 par    50,000 shares              Not applicable          $2,153,500(1)             $568.52
         value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors described herein.

----------------------------------
(1) The aggregate offering price was estimated pursuant to Rule 457(h) under the securities Act of 1933 solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $43.07 based on the average of the high ($44.50) and low ($41.63) prices for the Common Stock in the over-the-counter market on May 4, 2000 as reported on the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Annual Report of the Company on Form 10-K for its fiscal year ended December 31, 1999 and where plan interests are being registered, the plan's annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the Company's Common Stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article XII of the Company's Certificate of Incorporation authorizes the Company to indemnify any present or former director or officer, or a present or former director, officer, employee, or agent of another organization at the request of the Company, against expenses, liabilities, and losses incurred by such a person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent authorized by the Delaware General Corporation Law (the "DGCL"). The DGCL authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the 1933 Act.

         In addition, the Company maintains directors' and officers' liability insurance under which the Company's directors and officers are insured against losses (as defined in the policy) arising from claims brought against them for their wrongful acts in such capacities.

ITEM 8.  EXHIBITS.

         The Exhibits to this registration statement are listed in the Index to Exhibits on page 6.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 10, 2000.


                                                  PACCAR Inc

                                                  By:  /s/ Janice M. D'Amato
                                                       ---------------------
                                                          Janice M. D'Amato
                                                          Secretary


         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on May 8, 2000 in the capacities indicated.


               SIGNATURE                                TITLE

          /s/ Mark C. Pigott
          ------------------
            Mark C. Pigott               Chairman and Chief Executive Officer
                                         (principal executive officer)
          /s/ Mark C. Pigott*
         --------------------
         Michael A. Tembreull            Vice Chairman
                                         (principal financial officer)
          /s/ G. Don Hatchel
         -------------------
            G. Don Hatchel               Vice President and Controller
                                         (principal accounting officer)
          /s/ Mark C. Pigott*
         --------------------
          John M. Fluke, Jr.             Director

          /s/ Mark C. Pigott*
         --------------------
           Gerald Grinstein              Director

          /s/ Mark C. Pigott*
         --------------------
            David J. Hovind              Director

          /s/ Mark C. Pigott*
         --------------------
          David K. Newbigging            Director

          /s/ Mark C. Pigott*
         --------------------
           Charles M. Pigott             Director

          /s/ Mark C. Pigott*
         --------------------
            James C. Pigott              Director

          /s/ Mark C. Pigott*
         --------------------
         William G. Reed, Jr.            Director



  *By:    /s/ Mark C. Pigott
         --------------------
            Mark C. Pigott
           Attorney-in-Fact




         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 8, 2000.

                                    PACCAR Inc Restricted Stock and
                                    Deferred Compensation Plan for
                                    Non-Employee Directors


                                    By:  /s/ Mark C. Pigott
                                        --------------------
                                           Mark C. Pigott
                                           Executive Committee of the
                                           Board of Directors of PACCAR Inc

                                    By:  /s/ Charles M. Pigott
                                        -----------------------
                                           Charles M. Pigott
                                           Executive Committee of the
                                           Board of Directors of PACCAR Inc

                                INDEX TO EXHIBITS


---------------------------- ----------------------------------------------------------------------- -------------------------
        EXHIBIT NO.                                         EXHIBIT                                   SEQUENTIALLY NUMBERED
                                                                                                               PAGE
---------------------------- ----------------------------------------------------------------------- -------------------------
            4.1              PACCAR Inc Restricted Stock and Deferred Compensation Plan for                     7
                             Non-Employee Directors
---------------------------- ----------------------------------------------------------------------- -------------------------
            5.1              Opinion of Janice D'Amato, Counsel for the Registrant                              12
---------------------------- ----------------------------------------------------------------------- -------------------------
           23.1              Consent of Ernst & Young LLP, Independent Auditors                                 13
---------------------------- ----------------------------------------------------------------------- -------------------------
           23.2              Consent of Janice D'Amato (included in Exhibit 5.1)                                12
---------------------------- ----------------------------------------------------------------------- -------------------------
           24.1              Power of Attorney                                                                  14
---------------------------- ----------------------------------------------------------------------- -------------------------
